JOHN HANCOCK CAPITAL SERIES


                  John Hancock U.S. Global Leaders Growth Fund


                       Sub-Investment Management Contract


                               Dated May 17, 2002

                           JOHN HANCOCK ADVISERS, LLC
                              101 Huntington Avenue
                           Boston, Massachusetts 02199


                           JOHN HANCOCK CAPITAL SERIES
                  |John Hancock U.S. Global Leaders Growth Fund
                              101 Huntington Avenue
                           Boston, Massachusetts 02199


                      YEAGER, WOOD & MARSHALL, INCORPORATED
                          630 Fifth Avenue, Suite 2900
                               New York, NY 10111

                       Sub-Investment Management Contract
                       ----------------------------------


Ladies and Gentlemen:

                  John Hancock Capital Series (the "Trust") has been organized as a business trust under the laws of The Commonwealth of Massachusetts to engage in the business of an investment company. The Trust's shares of beneficial interest may be classified into series, each series representing the entire undivided interest in a separate portfolio of assets. Series may be established or terminated from time to time by action of the Board of Trustees of the Trust. The Board of Trustees has established several series of the Trust, including John Hancock U.S. Global Leaders Growth Fund (the "Fund").

                  The Trustees have selected John Hancock Advisers LLC (the "Adviser") to provide overall investment advice and management for the Fund, and to provide certain other services, under the terms and conditions provided in the Investment Management Contract, dated as of the date hereof, between the Trust, the Fund and the Adviser (the "Investment Management Contract").

                  The Adviser and the Trustees have selected Yeager, Wood & Marshall, Incorporated (the "Sub-Adviser") to provide the Adviser and the Fund with the advice and services set forth below, and the Sub-Adviser is willing to provide such advice and services, subject to the review of the Trustees and overall supervision of the Adviser, under the terms and conditions set forth in this agreement (the "Agreement"). The Sub-Adviser hereby represents and warrants that it is registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"). Accordingly, the Trust, on behalf of the Fund, and the Adviser agree with the Sub-Adviser as follows:

         1. Investment Services. The Sub-Adviser will use its best efforts to provide to the Fund continuing and suitable investment advice with respect to investments, consistent with the investment policies, objectives and restrictions of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information. In the performance of the Sub-Adviser's duties hereunder, subject always to the Trust's and the Fund's organizational documents as amended from time to time and the limitations set forth in the Registration Statement of the Trust, on behalf of the Fund, as in effect from time to time under the Securities Act of 1933, as amended (the "1933 Act"), and the Investment Company Act of 1940, as amended (the "1940 Act"), the Sub-Adviser will, have investment discretion with respect to the Fund. In performing the Sub-Adviser's obligations hereunder, the Sub-Adviser shall comply with the provisions of the Declaration of Trust and By-laws, the 1940 Act, Advisers Act, the 1933 Act, the Securities Exchange Act of 1934, as amended (the "1934 Act"), the Commodity Exchange Act and the rules and regulations promulgated under such statutes and the investment objective, policies and restrictions of the Fund, as each of the same shall be from time to time in effect as set forth in the Fund's then current Prospectus and Statement of Additional Information. The Sub-Adviser shall use its best efforts to cause the Fund to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the "Code"), for qualification as a regulated investment company. The Sub-Adviser shall also comply with such policies, guidelines, procedures and instructions as the Adviser or the Trustees may from time to time establish and deliver to the Sub-Adviser. No supervisory activity undertaken by the Adviser shall limit the Sub-Adviser's responsibility for the foregoing. The Sub-Adviser will, at its own expense:

         (a) furnish the Adviser and the Fund with advice and recommendations, consistent with the investment policies, objectives and restrictions of the Fund as set forth in the Fund's Prospectus and Statement of Additional Information, with respect to the purchase, holding and disposition of portfolio securities;

         (b) furnish the Adviser and the Fund with advice as to the manner in which voting rights, subscription rights, rights to consent to corporate action and any other rights pertaining to the Fund's assets shall be exercised, the Fund having the responsibility to exercise such voting and other rights;

         (c) furnish the Adviser and the Fund with research, economic and statistical data in connection with the Fund's investments and investment policies, which are consistent with the past practices of the Sub-Advisor with respect to the Fund regarding research, economics and statistical data;

         (d) submit such reports relating to the valuation of the Fund's securities as the Trustees may reasonably request and to monitor the value of any security that is priced at fair value in accordance with the Fund's valuation procedures and immediately report to the Adviser any change in such fair value;

         (e) from time to time or at any time as reasonably requested by the Adviser or the Trustees, make reports to the Adviser or the Trust of the Sub-Adviser's performance of the foregoing services and the compliance by the Fund with applicable statutory and regulatory requirements relating to the management of the Fund's assets and the Fund's investment objectives, policies and restrictions and upon request, which may be without notice, to make the Sub-Adviser's records and premises available for compliance audits by the Adviser or the Fund's accountants or counsel;

         (f) subject to the supervision of the Adviser, maintain all books and records with respect to the Fund's securities transactions required by the 1940 Act, and preserve such records for the periods prescribed therefor by the 1940 Act (the Sub-Adviser agrees that such records are the property of the Trust and copies will be surrendered to the Trust promptly upon request therefor);


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         (g) cooperate with and provide reasonable assistance to the Adviser, the Fund, the Fund's custodian and foreign sub-custodians, the Fund's pricing agents and all other agents and representatives of the Fund and the Adviser, furnish such information with respect to the Fund as they may reasonably request from time to time in the performance of their obligations, provide prompt responses to reasonable requests made by such persons and establish appropriate interfaces with each so as to promote the efficient exchange of information and compliance with applicable laws and regulations; and

         (h) cooperate generally with the Fund and the Adviser to provide information reasonably requested by the Adviser which is necessary for the preparation of registration statements and periodic reports to be filed with the Securities and Exchange Commission, including Form N-1A, periodic statements, shareholder communications and proxy materials furnished to holders of shares of the Fund, filings with state "blue sky" authorities and with United States agencies responsible for tax matters, and other reports and filings of like nature.

         (i) The Sub-Adviser shall place all trades for the Fund through the Adviser's trading desk. The Adviser shall have complete authority to determine the brokers or dealers through which any trade by the Fund is placed and as to the timing and manner of the execution of any such trade.

         2. Expenses Paid by the Sub-Adviser. The Sub-Adviser will pay the cost of maintaining the staff and personnel necessary for it to perform its obligations under this Agreement, the expenses of office rent, telephone, telecommunications and other facilities it is obligated to provide in order to perform the services specified in Section 1, and any other expenses incurred by it in connection with the performance of its duties hereunder.

         3. Expenses of the Fund Not Paid by the Sub-Adviser. The Sub-Adviser will not be required to pay any expenses of the Fund which this Agreement does not expressly make payable by the Sub-Adviser. In particular, and without limiting the generality of the foregoing but subject to the provisions of
Section 2, the Sub-Adviser will not be required to pay under this Agreement:

         (a) the compensation and expenses of Trustees and of independent advisers, independent contractors, consultants, managers and other agents employed by the Trust or the Fund other than through the Sub-Adviser;

         (b) legal, accounting and auditing fees and expenses of the Trust or the Fund;

         (c) the fees and disbursements of custodians and depositories of the Trust or the Fund's assets, transfer agents, disbursing agents, plan agents and registrars;

         (d) taxes and governmental fees assessed against the Trust or the Fund's assets and payable by the Trust or the Fund;

         (e) the cost of preparing and mailing dividends, distributions, reports, notices and proxy materials to shareholders of the Trust or the Fund, except that the Sub-Adviser shall bear the costs of providing the information referred to in Section 1(i) to the Adviser;

         (f) brokers' commissions and underwriting fees; and

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         (g) the expense of periodic calculations of the net asset value of the shares of the Fund.

         4. Compensation of the Sub-Adviser. (a) Subject to Sections 4(b) and
(c), for all services to be rendered, facilities furnished and expenses paid or assumed by the Sub-Adviser as herein provided for the Fund, the Adviser will pay the Sub-Adviser quarterly, in arrears, within 5 business days after the end of each quarter, a fee equal on an annual basis to the following percentages of the Fund's average daily net assets: (i) 0.3375% with respect to the first $500,000,000 of the average daily net asset value of the Fund; (ii) 0.3000% with respect to the average daily net asset value of the Fund in excess of $500,000,000 up to $1,000,000,000; (iii) 0.2625% with respect to the average daily net asset value of the Fund in excess of $1,000,000,000 up to $1,500,000,000; (iv) 0.2250% of the average daily net asset value of the Fund in excess of $1,500,000,000 up to $2,000,000,000; and (v) 0.1875% of the average daily net asset value of the Fund in excess of $2,000,000,000.

                  The "average daily net assets" of the Fund shall be determined on the basis set forth in the Fund's Prospectus or otherwise consistent with the 1940 Act and the regulations promulgated thereunder. The Sub-Adviser will receive a pro rata portion of such fee for any periods in which the Sub-Adviser advises the Fund less than a full quarter. The Fund shall not be liable to the Sub-Adviser for the Sub-Adviser's compensation hereunder. Calculations of the Sub-Adviser's fee will be based on average net asset values as provided by the Adviser.

         (b) In the event that, and each time that, prior to the fifth anniversary of the Effective Date, Yeager, Fraise or any other person designated as a co-portfolio manager in the Fund's prospectus (collectively, a "Co-portfolio Manager") ceases employment with the Sub-Adviser, the quarterly fee paid to the Sub-Adviser shall be reduced by 20% of the fee that the Sub-Adviser would otherwise earn for such quarterly period under this Agreement until the Sub-Adviser retains a new Co-portfolio manager as a substitute for the departed portfolio manager. No such substitute Co-portfolio manager shall be selected without the written consent of the Adviser, which consent shall not be unreasonably withheld. A pro rata adjustment shall be made with respect to any quarter during which such condition existed only for a portion of such quarter.

         (c) (i) For the period from the Effective Date until the first anniversary of the Effective Date, the minimum fee payable to the Sub-Adviser pursuant to Section 4(a) shall be $750,000, which shall be payable in cash. If the Sub-Adviser shall be entitled to a Sub-Advisory fee for such annual period in excess of $750,000, the payment of such excess shall be deferred until the third anniversary of the Effective Date and subject to the condition set forth in (vi) below.

         (ii) For the period from the first anniversary of the Effective Date until the second anniversary of such Effective Date, the fee payable to the Sub-Adviser pursuant to Section 4(a) shall be paid in cash up to $1,000,000 (it being understood that the $1,000,000 is not a minimum fee). If the Sub-Adviser shall be entitled to a Sub-Advisory fee for such annual period in excess of $1,000,000, the payment of such excess shall be deferred until the third anniversary of the Effective Date and subject to the condition set forth in (vi) below.

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         (iii) For the period from the second anniversary of the Effective Date until the third anniversary of the Effective Date, the fee payable to the Sub-Adviser pursuant to Section 4(a) shall be paid in cash up to $1,500,000 (it being understood that the $1,500,000 is not a minimum fee). If the Sub-Adviser shall be entitled to a Sub-Advisory fee for such annual period in excess of $1,500,000, the payment of such excess shall be deferred until the third anniversary of the Effective Date and subject to the condition set forth in (vi) below.

         (iv) JHA shall withhold any deferred amount pursuant to (i), (ii) or
(iii) of this Section 4(c) after the cash payment has been made in full to the Sub-Adviser.

         (v) Notwithstanding anything to the contrary herein, the aggregate amount of Sub-Advisory fees deferred during the three year period after the Effective Date shall not exceed $3,250,000.

         (vi) If at any time prior to the third anniversary of the Effective Date, George Yeager is not employed by the Sub-Adviser for any reason or is not an active member of the Fund's portfolio management team (other than due to the termination of this Agreement by the Adviser or the Trust without "cause" (as defined in the Agreement among the Adviser, the Sub-Adviser and George Yeager, dated as of February 25, 2002 (the "YWM Agreement"), the amounts deferred pursuant to this Section 4(c) shall no longer be payable to the Sub-Adviser.

         (vii) At the end of each calendar quarter during which a portion of the Sub-Advisory fee is deferred, the Adviser shall invest the deferred amount in, at the Adviser's option, either commercial paper or other money market instruments (including a money market fund managed by the Adviser) (the "Money Market Instruments") or in shares of the Fund. The amount of each deferred payment of Sub-Advisory fee shall be increased or decreased to reflect the return of the Money Market Instruments or the Fund, as the case may be, during the period from the date each such investment is made until the third anniversary of the Effective Date. Except as provided in the preceding sentence and in Section 4(b)(vi), any deferred amount of Sub-Advisory fee shall be payable to the Sub-Adviser within 30 days after the third anniversary of the Effective Date.

         (viii) If this Agreement terminates automatically in the event of its assignment pursuant to Section 10 hereof and the Advisor continues the subadvisory relationship with the Sub-Adviser or its successor by entering into a new subadvisory agreement, any and all deferred amounts of the Sub-Advisory fee being held by Adviser pursuant to this Section 4 shall continue to be payable to the Sub-Adviser within 30 days after the third anniversary of the Effective Date in accordance with the terms of this Section 4.

         (d) The Adviser shall provide to the Sub-Adviser, promptly following request therefor, all information reasonably requested by the Sub-Adviser to support the calculation of the Sub-Advisory fee (including any deferrals thereof) and shall permit the Sub-Advisor or its agents, upon reasonable notice and at reasonable times and at Sub-Adviser's cost to inspect the books and records of the Adviser pertaining to such calculation. The Sub-Adviser may dispute the Adviser's calculation of the Sub-Adviser's compensation provided for under this Section 4 via binding arbitration by a panel of three (3) arbitrators consisting of three (3) accountants. Each side shall select one (1) accountant. The selected accountants shall appoint a third accountant. The arbitration shall be governed by the United States Arbitration Act, 9 U.S.C. ss.ss.1-16, and any court having jurisdiction thereof may enter judgment upon the award rendered by

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the arbitrator. The place of arbitration shall be Boston, Massachusetts. The arbitration shall begin within thirty (30) days of the Sub-Adviser's notice of its intent to arbitrate unless the Adviser and Sub-Adviser agree in writing to an extension. The fees and expenses of the arbitration itself shall be borne equally by the parties to such arbitration; provided, however, that the arbitrator shall be empowered to award reimbursement of fees and expenditures of the prevailing party by the non-prevailing party. Each party shall bear its own expenses and its own costs incidental to each arbitration. The procedures specified in this paragraph shall be the sole and exclusive procedures for the resolution of disputes between the parties relating to the calculation of the compensation of the Sub-Adviser under this Agreement.

         5. Other Activities of the Sub-Adviser and Its Affiliates. Nothing herein contained shall prevent the Sub-Adviser or any associate of the Sub-Adviser from engaging in any other business or from acting as investment adviser or investment manager for any other person or entity. It is understood that officers, directors and employees of the Sub-Adviser or its affiliates may continue to engage in providing portfolio management services and advice to other investment companies, whether or not registered, to other investment advisory clients of the Sub-Adviser or its affiliates and to said affiliates themselves.

         6. Avoidance of Inconsistent Position. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Sub-Adviser nor any of its investment management subsidiaries nor any of such investment management subsidiaries' directors, officers or employees will act as principal or agent or receive any commission, except as may be permitted by the 1940 Act and rules and regulations promulgated thereunder. The Sub-Adviser shall not knowingly recommend that the Fund purchase, sell or retain securities of any issuer in which the Sub-Adviser has a financial interest without obtaining prior approval of the Adviser prior to the execution of any such transaction.

         Nothing herein contained shall limit or restrict the Sub-Adviser or any of its officers, affiliates or employees from buying, selling or trading in any securities for its or their own account or accounts. The Trust and Fund acknowledge the Sub-Adviser and its officers, affiliates, and employees, and its other clients may at any time have, acquire, increase, decrease or dispose of positions in investments which are at the same time being acquired or disposed of hereunder. The Sub-Adviser shall have no obligation to acquire with respect to the Fund, a position in any investment which the Sub-Adviser, its officers, affiliates or employees may acquire for its or their own accounts or for the account of another client, if in the sole discretion of the Sub-Adviser, it is not feasible or desirable to acquire a position in such investment on behalf of the Fund. Nothing herein contained shall prevent the Sub-Adviser from purchasing or recommending the purchase of a particular security for one or more funds or clients while other funds or clients may be selling the same security.

         7. No Partnership or Joint Venture. The Trust, the Fund, the Adviser and the Sub-Adviser are not partners of or joint venturers with each other and nothing herein shall be construed so as to make them such partners or joint venturers or impose any liability as such on any of them.

         8. Name of the Trust and the Fund. The Trust and the Fund may use the name "John Hancock" or any name or names derived from or similar to the names "John Hancock Advisers, Inc." or "John Hancock Life Insurance Company" only for so long as the Investment Management Contract remains in effect. At such time as such agreement shall no longer be in effect, the Trust and the Fund will (to the extent that they lawfully can) cease to use such a name or any other name indicating that the Fund is advised by or otherwise connected with the Adviser. The Fund acknowledges that it has adopted the name John Hancock U.S. Global

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Leaders Growth Fund through permission of John Hancock Life Insurance Company, a
Massachusetts insurance company, and agrees that John Hancock Life Insurance Company reserves to itself and any successor to its business the right to grant the nonexclusive right to use the name "John Hancock" or any similar name or names to any other corporation or entity, including but not limited to any investment company of which John Hancock Life Insurance Company or any subsidiary or affiliate thereof shall be the investment adviser.

         9. Limitation of Liability of Sub-Adviser. The Sub-Adviser shall not be liable for any losses, claims, damages, liabilities or litigation (including legal and other expenses) incurred or suffered by the Adviser, the Trust, the Fund or any of their affiliates as a result of any error of judgment or mistake of law by the Sub-Adviser with respect to the Fund, except that nothing in this Agreement shall operate or purport to operate in any way to exculpate, waive or limit the liability of the Sub-Adviser for, and the Sub-Adviser shall indemnify and hold harmless the Adviser, the Trust, the Fund and all affiliated persons thereof (within the meaning of Section 2(a)(3) of the 1940 Act) and all controlling persons (as described in Section 15 of the 1933 Act) (collectively, the "Adviser Indemnitees") against any and all losses, claims, damages, liabilities or litigation (including reasonable legal and other expenses) to which any of the Adviser Indemnities may become subject under the 1933 Act, the 1940 Act, the Advisers Act, or under any other statute, at common law or otherwise arising out of or based on (a) the Sub-Adviser's causing the Fund to be in violation of any applicable federal or state law, rule or regulation or any investment policy or restriction set forth in the Fund's Prospectus or Statement of Additional Information or any written policies, procedures, guidelines or instructions provided in writing to the Sub-Adviser by the Trustees or the Adviser, (b) the Sub-Adviser's causing the Fund to fail to satisfy the requirements of Subchapter M of the Code for qualification as a regulated investment company, or (c) the Sub-Adviser's willful misfeasance, bad faith or gross negligence generally in the performance of its duties hereunder or its reckless disregard of its obligations and duties under this Agreement.

         10. Duration and Termination of this Agreement. This Agreement shall remain in force until June 30, 2007; provided that this Agreement shall terminate unless its continuance is approved prior to June 30, 2003 and annually thereafter in the manner required by the 1940 Act or the rules and interpretive positions of the Securities and Exchange Commission under the 1940 Act. This Agreement may, on 10 days' written notice, be terminated at any time without the payment of any penalty by the Trust or the Fund by vote of a majority of the outstanding voting securities of the Fund, by the Trustees or the Adviser and may be terminated upon 30 days written notice by the Sub-Adviser. Termination of this Agreement with respect to the Fund shall not be deemed to terminate or otherwise invalidate any provisions of any contract between the Sub-Adviser and any other series of the Trust. This Agreement shall automatically terminate in the event of its assignment or upon termination of the Investment Management Contract. In interpreting the provisions of this Section 10, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "assignment," "interested person" or "voting security"), shall be applied.


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         11. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought, and no amendment, transfer, assignment, sale, hypothecation or pledge of this Agreement shall be effective until approved in the manner required by the 1940 Act or the rules and interpretive positions of the Securities and Exchange Commission under the 1940 Act.

         12. Provision of Certain Information by the Sub-Adviser. The Sub-Adviser will promptly notify the Adviser in writing of the occurrence of any of the following events:

         (a) the Sub-Adviser fails to be registered as an investment adviser under the Advisers Act or under the laws of any jurisdiction in which the Sub-Adviser is required to be registered as an investment adviser in order to perform its obligations under this Agreement;

         (b) the Sub-Adviser is served or otherwise receives notice of any action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any court, public board, or body, involving the affairs of the Fund (excluding class action suits in which the Fund is a member of the plaintiff class by reason of the Fund's ownership of shares in the defendant) or the compliance by the Sub-Adviser with the federal or state securities laws;

         (c) the controlling stockholder or senior management of the Sub-Adviser changes, there is otherwise an actual change in control (whether through sale of all or substantially all the assets of the Sub-Adviser or a material change in management of the Sub-Adviser) or an "assignment" (as defined in the 1940 Act) has or is proposed to occur;

         (d) any occurrence of any event that would disqualify the Sub-Adviser from serving as a Sub-Adviser with respect to the Fund; or

         (e) any representation of the Sub-Adviser under this Agreement is no longer true in all material respects.

         13. Representations and Acknowledgements of Sub-Adviser. The Sub-Adviser hereby warrants and represents to the Adviser that (a) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Fund, including, but not limited to registration under the Advisers Act, and shall continue to keep current such license, permits, registrations and approvals for so long as this Agreement is in effect; (b) it is not prohibited by the Advisers Act or other applicable laws and regulations from performing the services contemplated by this Agreement; and (c) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Sub-Adviser and is a valid and binding agreement of the Sub-Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

         14. Representations and Acknowledgements of Adviser. (a) The Adviser hereby warrants and represents to the Sub-Adviser that (i) it has obtained all applicable licenses, permits, registrations and approvals that may be required in order to serve in its designated capacities with respect to the Fund, including, but not limited to registration under the Advisers Act, and shall continue to keep current such license, permits, registrations and approvals for so long as this Agreement is in effect; and (ii) this Agreement has been duly and validly authorized, executed and delivered on behalf of the Adviser and is a valid and binding agreement of the Adviser enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and limitations on the availability of equitable remedies.

(b) The Adviser represents that it has provided the Sub-Adviser with a complete copy of its Form ADV as currently in effect and will promptly provide the Sub-Adviser with copies of all amendments and supplements thereto. Such ADV, as amended and supplemented from time to time, does not and shall not contain a material misstatement of the information required to be stated therein.

(c) The Adviser has reviewed the Registration Statement, and any amendments or supplements thereto, of the Fund as filed with the Securities and Exchange Commission and represents and warrants that with respect to disclosure about the Adviser or information relating directly or indirectly to the Adviser, such Registration Statement, amendment and/or supplement contain, as of the date thereof, no untrue statement of any material fact and does not omit any statement of material fact that was required to be stated therein or necessary to make the statements contained therein not misleading.

         15. Insurance. The Sub-Adviser will maintain at all times insurance coverage for errors and omissions in an amount of coverage not less than $2 million (including a deductible not in excess of $100,000) and other terms to which the Adviser shall not reasonably object.

         16. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the Commonwealth of Massachusetts.

         17. Severability. The provisions of this Agreement are independent of and separable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be deemed invalid or unenforceable in whole or in part.

         18. Miscellaneous. (a) The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The name John Hancock Capital Series is the designation of the Trustees under the Amended and Restated Declaration of Trust dated February 28, 1992, as amended from time to time. The Declaration of Trust has been filed with the Secretary of The Commonwealth of Massachusetts. The obligations of the Trust and the Fund are not personally binding upon, nor shall resort be had to the private property of, any of the Trustees, shareholders, officers, employees or agents of the Fund, but only the Fund's property shall be bound. The Trust or the Fund shall not be liable for the obligations of any other series of the Trust.

         (b) Any information supplied by the Sub-Adviser, which is not otherwise in the public domain, in connection with the performance of its duties hereunder is to be regarded as confidential and for use only by the Fund and/or its agents, and only in connection with the Fund and its investments.

         (c) As used herein, Effective Date means the Closing Date, as defined in the YWM Agreement.

         (d) This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supercedes all prior oral and written negotiations, commitments and understandings between the parties; provided that this Agreement shall not supercede or modify the obligations of the Adviser and the Sub-Adviser under the YWM Agreement, which obligations shall remain in full force and effect.

                                 Yours very truly,


                                 JOHN HANCOCK CAPITAL SERIES on behalf
                                 of John Hancock U.S. Global Leaders Growth Fund



                                 By:  /s/Maureen R. Ford
                                      ------------------

The foregoing contract
is hereby agreed to as
of the date hereof.

JOHN HANCOCK ADVISERS, LLC


By: /s/Susan S. Newton
    ------------------



YEAGER, WOOD & MARSHALL, INCORPORATED



By: /s/Gordon M. Merchard
    -------------------------
Name:  Gordon M. Merchard
       Vice Presdent and Treausrer